UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 23, 2007

THE PROVIDENCE SERVICE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50364	86-0845127
(Commission File Number)	(I.R.S. Employer Identification No.)

5524 East Fourth Street, Tucson Arizona	85711
(Address of Principal Executive Offices)	(Zip Code)

(520) 747-6600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2007, the Compensation Committee of our board of directors approved, effective April 1, 2007, increases in the annual base salaries of the following executive officers: Fletcher J. McCusker, our Chief Executive Officer, Craig A. Norris, our Chief Operating Officer, Michael N. Deitch, our Chief Financial Officer, Fred D. Furman, our Executive Vice President and General Counsel and Mary J. Shea, our Executive Vice President of Program Services. Each executive, except for Ms. Shea, has an employment agreement pursuant to which their base salary shall be reviewed by the Compensation Committee annually. The agreements were filed as exhibits to our Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 28, 2007.

Prior to the increases, Messrs. McCusker’s, Norris’, Deitch’s and Furman’s annual base salaries were $300,000, $265,000, $245,000 and $245,000, respectively, and Ms. Shea’s annual base salary was $185,000. As a result of the increases, effective April 1, 2007, Messrs. McCusker’s, Norris’, Deitch’s and Furman’s annual base salary are $400,000, $300,000, $270,000 and $270,000, respectively, and Ms. Shea’s annual base salary is $195,000.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: May 30, 2007	By:	/s/ Fletcher J. McCusker
Fletcher J. McCusker
Chief Executive Officer

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